UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 28, 2026

SHARONAI HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-43129	41-2349750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

745 Fifth Avenue, Suite 500, New York, NY	10151
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 826-6398

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Common Stock, $0.0001 par value	SHAZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 28, 2026, SAI AU No. 1 Pty Ltd and SAI AU No. 3 Pty Ltd (together, the “Borrowers”), each an Australian proprietary limited company and an indirect wholly owned subsidiary of SharonAI Holdings Inc. (the “Company”), entered into a syndicated facility agreement (the “Facility Agreement”) with the lenders party thereto (the “Lenders”), Global Loan Agency Services Australia Specialist Activities Pty Limited, as agent (the “Agent”), and Global Loan Agency Services Australia Nominees Pty Ltd, as security trustee, providing for senior secured term loan facilities in an aggregate amount of up to US$356,000,000 (the “Facility”), comprising a Facility A tranche of up to US$150,000,000 and a Facility B tranche of up to US$206,000,000. The Borrowers’ obligations under the Facility Agreement are guaranteed by the Borrowers’ immediate holding companies, SAI AU SHC No. 1 Pty Ltd and SAI AU SHC No. 3 Pty Ltd, each an indirect wholly owned subsidiary of the Company (together with the Borrowers, the “Obligors”), and, on a limited and releasable basis as described below, by the Company pursuant to a guarantee deed poll (the “Guarantee Deed Poll”).

The proceeds of the Facility will be used to finance and refinance the acquisition and deployment of servers, related CPUs, GPUs, networking and storage ancillary equipment and related infrastructure, hardware and equipment at contracted data center facilities, together with required debt service reserves and transaction costs, in each case in support of a customer contract for the provision of GPU compute capacity.

Availability and Maturity

The maturity date for each Facility is the date falling 42 months from the date of first utilization, with each Facility repayable in one lump sum on such maturity date, subject to mandatory prepayment as described below.

Interest Rate and Fees

Facility A bears fixed cash-pay interest, payable monthly in arrears, at an initial rate of 7.25% per annum, increasing up to 9.95% per annum upon certain dates.

Facility B bears interest, payable monthly in arrears, at a fixed rate of 9.95% per annum throughout the life of the Facility. Default interest of an additional 2.00% per annum applies to overdue amounts.

Guarantees and Security

The Obligors’ obligations under the Facility Agreement are secured by substantially all of the assets of the Obligors, including general security deeds over all property (subject to customary protections), share security over 100% of the equity interests in each Borrower and its immediate holding company, charges over project bank accounts and security assignments over material project contracts (subject to customary protections). The Company has also entered into the Guarantee Deed Poll, under which the Company guarantees the payment obligations of the Borrowers under the Facility Agreement, including in respect of both Facility A and Facility B, which guarantee is subject to automatic release and termination upon the occurrence of certain events. Following the repayment of Facility A, certain events of default and related representations and undertakings that apply to the Company will cease to apply, and the financing will become non-recourse to the Company, other than pursuant to a management agreement and intellectual property license agreement to be entered into by a separate subsidiary of the Company acting as manager.

Mandatory Prepayment

The Facility Agreement contains certain mandatory and voluntary prepayment terms. Additional mandatory prepayments apply from proceeds of asset disposals, insurance proceeds and certain customer contract termination payments. The Borrowers may also voluntarily prepay either Facility on prior notice and in minimum amounts, provided that Facility B may only be prepaid after Facility A has been repaid in full. A make-whole premium applies to voluntary prepayments of Facility B, mandatory prepayments of Facility B from asset disposals or following a change of control review event, and amounts accelerated in respect of Facility B, in each case during the 18 months following the utilization date.

Covenants, Review Events and Events of Default

The Borrowers must maintain a gross loan-to-value ratio, tested quarterly, that does not exceed certain maximum levels, subject to limited equity cure rights. The Facility Agreement provides for certain review events, including, among others, (a) a change of control, being the Company ceasing to beneficially own and control 100% of the voting share capital of the Borrowers, and (b) a default by a Borrower under the relevant customer contract giving rise to a right to terminate. The Facility Agreement also contains customary events of default, including payment default, breach of the financial covenant, cross-default, insolvency, material contract defaults and material adverse change, upon the occurrence of which the Agent may cancel commitments, accelerate all outstanding amounts and enforce the transaction security.

The foregoing summaries of the Facility Agreement and the Guarantee Deed Poll do not purport to be complete and are qualified in their entirety by reference to the complete terms of those documents, which are filed as exhibits to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 7.01 Regulation FD Disclosure.

On October 1, 2026, the Company issued a press release announcing the entry into the Facility Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings, unless expressly incorporated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1†	Syndicated Facility Agreement, dated September 28, 2026
10.2†	Guarantee Deed Poll, dated September 28, 2026
99.1	Press release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

† The registrant has omitted certain schedules and exhibits pursuant to Item 601(a)(5) of Regulation S-K and omitted and/or redacted certain commercially sensitive terms pursuant to Item 601(b)(10) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule, exhibit or redacted information to the Securities and Exchange Commission upon request.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements regarding the expected use of proceeds of the Facility, the expected maturity date and repayment of the Facility, the expected mandatory prepayment of Facility A from a customer deposit held in escrow upon customer acceptance, the expected release of the Guarantee Deed Poll upon repayment of Facility A, the expected transition to non-recourse financing following the Facility A Repayment Date, the expected compliance with the loan-to-value covenant and related step-down schedule, the expected entry into a management agreement and intellectual property license agreement, and the expected deployment and operation of servers and related infrastructure at contracted data center facilities. These statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated, including: the ability of the Borrowers to satisfy the conditions to utilization under the Facility Agreement; the timing and occurrence of customer acceptance under the relevant customer service orders; the ability of the Borrowers to comply with the covenants and other terms of the Facility Agreement; changes in market conditions, interest rates or the regulatory environment; the ability of the Company and its subsidiaries to deploy and operate the servers and related infrastructure as planned; and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARONAI HOLDINGS INC.

	By:	/s/ James Manning
	Name:	James Manning
	Title:	Chief Executive Officer

Date: October 1, 2026

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